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                               [OMRIX LETTERHEAD]


  OMRIX BIOPHARMACEUTICALS, INC. APPOINTS LARRY ELLBERGER TO BOARD OF DIRECTORS

New York, NY, August 7, 2006 -- OMRIX Biopharmaceuticals, Inc. ("OMRIX" or "The Company") (NASDAQ: OMRI), a commercial-stage biopharmaceutical company that develops and markets biosurgical and passive immunotherapy products, announced today the appointment of Larry Ellberger as a new member of the Board of Directors. Mr. Ellberger joins the Omrix Board of Directors as the financial expert and will act as Chair of the Audit Committee.

Mr. Ellberger's 30-year career includes numerous senior executive and board of director positions in the healthcare industry. Mr. Ellberger was most recently with PDI, Inc., a provider of sales and marketing services to the biopharmaceutical industry, where he served as interim Chief Executive Officer, and was a member of the Board of Directors and Chairman of the Audit Committee. Prior to PDI, Mr. Ellberger was Senior Vice President, Corporate Development at PowderJect, PLC. During his tenure, PowderJect completed numerous acquisitions, became the sixth largest global vaccine company, and was sold to Chiron Corporation in 2003. He was also a member of PowderJect's Board of Directors. Prior to PowderJect, Mr. Ellberger held several positions at W. R. Grace including Chief Financial Officer, interim CEO, and SVP, Corporate Development. During his tenure, W. R. Grace generated substantial returns for its shareholders through operational improvements and creative M&A transactions. Also, Mr. Ellberger held numerous executive positions, during his 20 years with American Cyanamid Company, a multinational life sciences company until its acquisition by Wyeth in 1995.

"I am delighted to join OMRIX's Board of Directors as it continues to evolve as a public company", commented Mr. Ellberger. "OMRIX's management team, proprietary technology and established partnerships are quite impressive. As a member of the Board, I look forward to contributing to OMRIX's continued growth and commitment to maximizing shareholder value."

"We are fortunate to have Larry join our Board due to his successful track record of leading several high growth life sciences companies," said Robert Taub, OMRIX's President and Chief Executive Officer. "His extensive operational experience, transaction skills and industry knowledge will be invaluable as we continue to strengthen OMRIX's leading hemostasis and passive immunotherapy product portfolio."

Mr. Ellberger is a Founding Partner of HVA, Inc., an advisory firm for the life sciences industry, and a Director of Avant Immunotherapeutics, Inc. and The Jewish Children's Museum. He received a B.A. in economics from Columbia College and a B.S. in chemical engineering from Columbia School of Engineering.

ABOUT OMRIX BIOPHARMACEUTICALS, INC.

OMRIX, a commercial-stage biopharmaceutical company, develops and markets innovative biosurgical and passive immunotherapy products, utilizing its proprietary protein purification technology and manufacturing know-how. As part of its business strategy, OMRIX commercializes certain of its biosurgical products through collaborations with companies whose marketing and sales expertise are a complement to OMRIX's own areas of specialty. OMRIX's novel and easy-to-use biological-device convergence products address unmet medical needs. For more information, please visit: www.omrix.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements. Forward-looking statements provide the company's current expectations or forecasts of future events. Forward-looking statements include statements about the company's expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe,"
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"continue," "ongoing," "estimate," "expect," "intend," "may," "plan,"
"potential," "predict," "project" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company's actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled "Risk factors" and "Management's discussion and analysis of financial condition and results of operations" in the company's Prospectus as filed with the Securities and Exchange Commission on April 21, 2006. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this press release.

Unless required by law, the company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports the company will file from time to time with the Securities and Exchange Commission after the date of this press release.


CONTACT:

For Investors:
Michael Burshtine
SVP, Chief Financial Officer
OMRIX Biopharmaceuticals, Inc.
(212) 887-6500
mike.burshtine@omrix.com


Francesca M. DeMartino
Director, Investor Relations
OMRIX Biopharmaceuticals, Inc.
(212) 887-6500
francesca.demartino@omrix.com


For Media:
Francesca T. DeVellis
Feinstein and Kean Healthcare
(617) 577-8110
francesca.devellis@fkhealth.com